Exhibit 10.7

Bank of Beijing

Contract No.: 0076692

4-040

C08001

General Credit Facility Grant Contract

(for single client general credit facility grant)

Between

Facility Grantee: Beijing Bona Film Culture Communications Co., Ltd.

Facility Grantor: Bank of Beijing Company Limited Chaowai Branch

Date: November 15, 2010

General Credit Facility Grant Terms and Conditions Sheet

Facility Grantee: Beijing Bona Film Culture Communications Co., Ltd.

Organization and Entity Code: 75418943-6

Business License Code: 110105005884880

Legal Representative/Person-in-Charge: Yu Dong

Title: Chairman

Mailing Address: F/18, Poly Plaza, Road No. 14, Dongzhimen

Nandajie, Dongcheng District, Beijing

Postcode: 100027

Telephone:

Fax: (N/A)

Contact: Zhang Ying

Title: Finance and Accounting

Opening Bank: Bank of Beijing

Facility Grantor: Bank of Beijing Company Limited Chaowai Branch

Legal Representative/Person-in-Charge: Gu Mingqi

Title: Chief of Branch

Mailing Address: 20 Chaowai Dajie, Chaoyang District, Beijing

Postcode: 100020

Telephone:

Fax:

This contract is made for mutual observance at the domicile of Bank of Beijing on the date written on the coverage page hereof by and between the Facility Grantee and Bank of Beijing (the “Parties”) by consultation and agreement on an equal and voluntary basis pursuant to the Contract Law of the People’s Republic of China and other laws and regulations and the terms and conditions set out herein as well as the Basic Terms of the General Credit Facility Grant Contract.

A. Maximum Facility Amount (In case of conflict, figures stated in capital words shall prevail over those stated in Arabic numbers. The same principle shall apply throughout this contract):

Total Amount in RMB (stated in words): One Hundred Million Yuan, or RMB 100,000,000 (stated in Arabic numbers)

Of Which:              Facility in RMB currency shall be RMB (stated in words) One Hundred Million Yuan, or RMB 100,000,000 (stated in Arabic numbers); and

Facility in X currency shall be X (stated in words) X or X (stated in Arabic numbers). (Crossed-Out; N/A)

B.   Allocation of Credit Facility Between Specific Businesses

(1)  RMB loan facility in the amount of (stated in words) One Hundred Million Yuan; the term of each loan facility shall not exceed 12 months;

(2) Foreign exchange loan facility in the equivalent amount of RMB (stated in words) X; the term of each loan facility shall not exceed X;  (Crossed-Out; N/A)

(3) RMB bills of exchange discounting facility in the amount of RMB (stated in words) X; (Crossed-Out; N/A)

(4) Export-import bill purchase facility in the equivalent amount of RMB (stated in words) X; the term of each operation shall not exceed X; (Crossed-Out; N/A)

(5) RMB bills of exchange acceptance facility in the amount of RMB (stated in words) X; (Crossed-Out; N/A)

(6) Letter of credit facility in the equivalent amount of RMB (stated in words) X; in the case of a usance L/C, the term of each payment agreed under the L/C shall not exceed X; (Crossed-Out; N/A)

(7) Guarantee facility denominated in currency X in the equivalent amount of RMB (stated in words) X; the term of each letter of guarantee shall not exceed X months; (Crossed-Out; N/A)

(8) Others: X. (Crossed-Out; N/A)

C.  Prior Dealings Included under the Facility Management Hereunder

Dealings incurred but outstanding under the following contracts shall be included into the credit facility hereunder, provided that the rights and obligations under such contracts shall continue to be implemented in accordance with such contracts (unless otherwise provided herein):

(1) The X contract (No. X) by and between Bank of Beijing X Branch and the Grantee, under which the outstanding balance, denominated in currency X, stands at (stated in words) X as of the date hereof; and (Crossed Out; N/A)

(2) Others: X (Crossed Out; N/A).

D. Type of Credit Facility (Use “” or “X” to select or deselect the appropriate items. This principle applies throughout the contract.)

  Revolving credit facility               X☐ Non-revolving credit facility

E. Term of Facility (Drawing Period):  364 days from the date hereof.

G: Purpose of Facility

 To satisfy the business requirements of the Grantee arising from its lawful, rules-compliant and normal business operations

X☐   Special purpose.

M. Security (as governed by the specific security document)

 a security in the form of guarantee, as provided by the guarantors Beijing Bona International Cinema Investment Management Co., Ltd; and Zhejiang Bona Film and Television Production Co., Ltd.

X☐ a security in the form of pledge, as provided by the pledgor                .

X☐ a security in the form of mortgage, as provided by the mortagor                .

X☐ Others: As specified in specific clauses hereunder or relevant security documents.

N. Commitment Fee

The Grantee shall within X days from the date hereof (but not later than the date of first drawdown of the facility hereunder) pay a credit facility commitment fee in the amount of RMB X to Bank of Beijing. (Crossed Out; N/A)

U. Annex (The following annex is an integral part of this contract)

Enforcement Notarization Agreement.

W. Enforcement Notarization

 Within 30 days from the date hereof, a notarization agreement which shall grant enforceability to this contract shall be executed and notarized.

X☐ This contract does not require enforcement notarization. (Crossed Out; N/A)

X. Special Agreement:

X. (Crossed Out; N/A)

Y. The Grantee hereby acknowledges that: Bank of Beijing has alerted it to relevant provisions on limitation of liabilities or rights and has provided full explanations and clarifications in respect of this contract; and amendments and supplemental provisions (if any) agreed by the parties have been set out under Special Agreement or in a supplementary agreement; and upon full review and discussion with Bank of Beijing, the Grantee has fully understood and agreed with the whole content of this contract, including the Terms and Conditions Sheet, the Basic Terms and the annex(es) to this contract and has no question or objection in respect of the same.

IN WITNESS WHEREOF, the parties have caused this contract to be executed as follows.

Grantee: Beijing Bona Film Culture Communications Co., Ltd (seal)

Legal Representative:         (signature of Yu Dong)

(or Authorized Representative)

Bank of Beijing (seal):

Legal Representative:  (signature)

(or Authorized Representative)

Basic Terms of the General Credit Facility Grant Contract

1. Definitions and Interpretation

1.1 For the purpose herein, unless otherwise indicated, the following terms shall have the following meanings:

This “Contract” means the following documents taken as a whole: General Credit Facility Grant Contract Terms and Conditions Sheet (Operative Clauses A-Z), the Basic Terms of the General Credit Facility Grant Contract, the annex(es) set out in Clause U hereof, and other documents which lawfully and validly determine the rights and obligations of the two parties (including without limitation supplementary agreements, letters of commitment, etc.); provided that when a reference is made to the clauses of this Contract, unless otherwise specified, such reference shall exclusively refer to the relevant clauses of the Contract Terms and Conditions Sheet and the Basic Terms.

“Credit Facility” means the principal amount of the credit facility or credit support committed or actually granted by Bank of Beijing pursuant to the terms and conditions of this Contract.

“ Facility Term”, also known as “Drawdown Period”, means the period during which the Grantee may apply to Bank of Beijing to utilize relevant facilities.

“Facility Utilization Date” means the date on which the Grantee begins to utilize the facility hereunder. For instance, in the case of a loan operation, or a bill acceptance operation, or a letter of guarantee/letter of credit opening operation, it refers to the loan drawdown date, the acceptance date and the opening date, respectively.

“Facility Utilization Period” means the period beginning as from the date of formation of the contract and ending as of the later of the expiry date of the Facility Term or the date on which the entire credit facility utilized by the Grantee (if any) has been fully repaid together with relevant payments and fees.

“Specific Businesses” means the specific credit facility businesses effected by Bank of Beijing hereunder in favor of the Grantee, including loan facility, trade finance, discounting facility, letter of guarantee facility, letter of credit facility, bill acceptance facility, etc.

“Specific Business Contract” means the legal document(s) (however described) entered into by and between the Grantee and Bank of Beijing in connection with the utilization of the facility under this Contract which document constitutes the contractual relationship between the Grantee and Bank of Beijing under the specific business(es), including without limitation business contracts, agreements, commitments, business vouchers, etc, be they in a written form, in the form of electronic data or in any other valid form.

“Security Document(s)” means any security contract, security clause or security letter or similar document and commitment which creates a security and which has been executed or consented to by the security provider.

A “Third Party” means, for the purpose of the clauses of this Contract, any individual or entity other than the parties to this Contract.

“Laws and Regulations” means the laws, regulations and the judicial interpretations of the Supreme People’s Court applicable on the mainland of the People’s Republic of China (exclusive of Hong Kong, Macao and Taiwan).

“Financial Rules” means the rules, requirements and orders of the Chinese banking regulatory authority, the People’s Bank of China and the foreign exchange administration.

“Business Day” means any day on which commercial banks located in the same city(ies) as Bank of Beijing are open for general corporate business, exclusive of legal holidays, Saturdays and Sundays, but inclusive of Saturdays and Sundays on which the public is required to work by the ad hoc rules of the government.

1.2           In any document made under or pursuant to this Contract, unless otherwise provided therein, the terms defined hereunder shall have the same meanings.

2. Facility Amount

2.1 The maximum facility amount is as set out in Clause A hereof. The allocation of the credit facility among the various businesses is as set out in Clause B hereof and no transfer of facility amount between such various businesses may be effected without the consent of Bank of Beijing. Unless otherwise provided, the facility amount which can be utilized by outstanding dealings of the Grantee with Bank of Beijing as a whole shall be as set out in Clause C hereof. Bank of Beijing may arrange or designate another branch of it to handle the specific business dealings hereunder, in which event such branch shall be deemed as the Grantor hereunder for the purpose of the handling of such business dealings.

2.2 In the event of any of the following, Bank of Beijing may in its discretion adjust part or all of the un-utilized facility hereunder or may lessen the term of such facility: (i) the Grantee or its guarantor defaults under this Contract, the Specific Business Contract(s) or the Security Document; (ii) the finances or operating condition of the Grantee has suffered a material adverse change; (iii) an adjustment by the state or the financial regulatory authority of their credit policy or other relevant policies, or the occurrence of an actual or potential material financial risk in the location of the Grantee, or a material adverse change on the market related to the business of the Grantee, which, in the reasonable opinion of Bank of Beijing, materially affects its performance of this Contract;  or (iv) other circumstances as specified by this Contract, the Specific Business Contract(s) or the Security Document.

2.3 The type of the facility is as set out in Clause D hereof. In the case of a revolving facility, the Grantee may, during the period between full settlement of relevant debts and expiry of the Drawdown Period, apply to re-utilize and re-draw, such facility within the limit of the available facility amount in any number of times during the Facility Term in accordance with the provisions of this Contract. In the case of a non-revolving facility, the Grantee may not apply to re-draw it upon full repayment.

3. Use of Credit Facility

3.1 If the expiry date of the Facility Term (Drawdown Period) is not a Business Day, then the last Business Day preceding such date shall be treated as the expiry date. The Grantee may submit applications to Bank of Beijing during the Drawdown Period within the maximum facility amount and the specific facility amount. Upon approval of such applications, the Grantee shall within the Drawdown Period enter into the Specific Business Contract(s) and shall effectively utilize the relevant facility(ies) in accordance with such contract(s). Upon expiry of the Drawdown Period, the un-utilized facility will be cancelled automatically.

3.2  Unless otherwise modified by the Grantee and Bank of Beijing by mutual agreement, the following procedures and requirements shall be observed by the Grantee in each of its utilization of the facility: (1) The Grantee shall provide in advance an application to Bank of Beijing, specifying the types and amounts of the facility it intends to utilize, the purpose of such utilization, proposed utilization date as well as other requisite information, together with documents and materials required by the business rules of Bank of Beijing; (2) Bank of Beijing will review the application in accordance with its then applicable business management rules and credit review requirements, as well as this Contract; (3) Upon review and approval of the application by Bank of Beijing, the Parties will enter into a Specific Business Contract and will complete the procedures for relevant business dealings in accordance with their contractual agreement, following which, the facility amount available hereunder will be reduced accordingly.  If, upon review, the application has not been approved by Bank of Beijing, Bank of Beijing will inform the Grantee of the same.

3.3  Unless all of the following conditions (except for those then waived by Bank of Beijing in its discretion) have been satisfied at all times when the Grantee requests utilization of the facility, Bank of Beijing shall not be obligated to agree for the Grantee to utilize the facility:

(1)  The Security Document specified in Clause M hereof has been executed, duly delivered and registered;

(2) The Grantee and Bank of Beijing have executed the Specific Business Contract(s) and have satisfied the conditions set out thereunder and hereunder; and the facility available under this Contract remains adequate;

(3)  The Grantee is not the subject of any event of default under this Contract or the Specific Business Contract; and the guarantor is not the subject of any event of default under the Security Document;

(4)  The then prevailing Laws and Regulations, Financial Rules and state credit policy do not materially affect the performance of the Specific Business Contract by any party thereto, or prohibit or restrict the handling of relevant business dealings; and

(5) Other conditions agreed under this Contract or the Specific Business Contract, or required by Laws and Regulations and the Financial Rules.

3.4 The currency(ies), amount(s), term, interest rates and fee rates, and repayment matters applicable to the specific business(es) shall be governed by the provisions of the Specific Business Contract(s). Unless this Contract has been modified by Bank of Beijing and the Grantee by a written supplementary agreement, the business term specified in the Specific Business Contract(s) shall not exceed the term limit set out in Clause B hereof (except where such term is extended automatically in accordance with the provisions of the Specific Business Contract(s) or is extended as a result of any force majeure event).

3.5  The facility amount utilized by each specific business shall be calculated based on the credit loan principal amount or credit support principal (nominal) amount provided by Bank of Beijing on the facility utilization date. The facility amount utilized by foreign exchange business shall be calculated based on the initial foreign exchange selling rate published by Bank of Beijing on the facility utilization date. This Section 3.5 is provided only for the purpose of facilitating the computation of facility amounts and shall not be deemed a restriction on the scope of debts of the Grantee or the scope of guarantee of the Guarantor. The debts owed by the Grantee to Bank of Beijing under each specific business shall be determined in accordance with the Specific Business Contract(s) and other provisions of this Contract.

3.6  The Grantee undertakes that it will apply the facility towards the purposes of use set out in Clause G hereof and the Specific Business Contract and that such purposes of use do not breach the Laws and Regulations or the Financial Rules. The Grantee warrants that it will not apply the facility towards any project or business prohibited by the Laws and Regulations and the Financial Rules. If the Grantee needs to change the purpose of use of the facility, it shall obtain prior written consent of Bank of Beijing.

3.7  For the purpose of timely repaying relevant payable funds, the Grantee shall open and maintain at all times the relevant account(s) with Bank of Beijing (Even if the account number has been changed, this requirement shall remain applicable to such changed account.). Bank of Beijing may on its own deduct funds due and payable by the Grantee from the account(s) opened by the Grantee with Bank of Beijing Company Limited as a whole. Upon such deduction, Bank of Beijing will notify the Grantee by an account statement or otherwise.

3.8  In the absence of genuine and adequate evidences to the contrary, the accounting vouchers internally generated by Bank of Beijing shall be the valid proof evidencing the status of the incurred businesses and debt repayment.

4. Representations and Warranties

4.1 The Parties represent and warrant to each other that: (1) it has the qualification and capacity to enter into and perform this Contract and the person executing this Contract on its behalf has been fully authorized and is empowered to enter into this Contract on its behalf; (2) Its entry into and performance of this Contract does not violate its articles of association and other organizational document, the Laws and Regulations, the Financial Rules or other legal documents binding on it and it has obtained or completed any requisite internal and external authorizations, consents or filings to ensure that this Contract is legally binding on it and is enforceable in accordance with law.

4.2 The Grantee represents and warrants that, so long as the facility is being utilized:

(1) It will remain at all times a lawfully incorporated and ongoing legal entity and will timely complete annual inspection and other statutory formalities; and prior to execution of this Contract and prior to each submission of its facility utilization application, it will provide to Bank of Beijing, in a truthful and complete manner, information regarding its financial and operating condition and other material information related to this Contract and the Specific Business Contract.

(2) Its production and business operations are lawful and rules-compliant, are consistent with the environment protection, tax and charges payment and other requirements of Laws and Regulations, and have lawfully and validly obtained necessary approvals and permits;

(3) It will accept and actively cooperate with the inspection and monitoring by Bank of Beijing of its financial and operating condition as well as its use of the facility hereunder, including without limitation:  (i) providing, at the request of Bank of Beijing, reasonable details on the implementation of each specific business hereunder, together with relevant vouchers; and showing its compliance with the provisions of this Contract; and (ii) furnishing, by end of each April, to Bank of Beijing its audited complete financial statements of the preceding year (including notes) together with the auditor’s report; and furnishing, during the first month of each quarter, a copy of its balance sheet, loss and income statement, cashflow statement and other financial statements as of the end of the preceding quarter (If there is any audited half-year or quarter financial statement, then such audited financial statement, together with the auditor’s report, shall be provided. );

(4)  All of the application documents, financial statements and other information and materials provided by it to Bank of Beijing are true, complete, legal and valid, are free from any fraud or material omission, and are not materially misleading;

(5) It will not engage in any of the following: fraudulent registered capital withdrawal, fictitious transactions designed to defraud banks out of their funds or credit facility, debt evasion (by way of asset transfer or otherwise), related party transactions materially impairing its debt repayment ability, money laundering or other illicit transactions.

(6) It will, no later than its first utilization of the facility, provide to Bank of Beijing the security (as further specified in the Security Document) stipulated in Clause M hereof; the Grantee warrants that the pledge ratio and mortgage ratio under the Security Document will be maintained within the scope agreed therein (if any); the Grantee represents that it fully understands, agrees with and accepts the terms and conditions of the relevant Security Document and warrants that all of the securities provided by it to Bank of Beijing under the Security Document are legal, valid and are enforceable in accordance with law.

5. Tax and Charges

The Grantee and Bank of Beijing shall each bear their respective stamp duty payable by them under this Contract. The Grantee shall bear taxes and administrative charges (except for taxes and charges which Bank of Beijing is required to assume on its own under law), notary fee (if any) and guarantee fee (if any) imposed by the government or an entity exercising administrative powers. In addition, the Grantee shall pay to Bank of Beijing the commitment fee in accordance with Clause N hereof.

6. Default and Remedies

6.1 Any or more of the following shall constitute an event of default on the part of the Grantee:

(1)  The Grantee fails to utilize the facility in accordance with this Contract or the Specific Business Contract, or fails to timely and fully pay interest, principal or other funds payable, or fails to timely and fully effect payments and thereby causes Bank of Beijing to effect such payments in its place;

(2) The Grantee fails to (or expressly states that it will not, or shows, through its action, that it will not) fully and properly fulfill its representations, warranties, obligations or liabilities under this Contract or the Specific Business Contract(s);

(3) The Guarantor fails to fully and properly fulfill its representations, warranties, obligations or liabilities under the Security Document; or any other events of default occur under the Security Document; or the security/pledge subject-matter (if any) is destroyed or lost, or is the subject of a title transfer, or seizure, or freezing, or sequestration or enforcement; or the Security Document or any security interest of Bank of Beijing is found invalid, voided or terminated without written consent of Bank of Beijing;

(4) The Grantee fails to honor any material credit financing, security, indemnity or other debt repayment liability which has become due and payable; or its business license for its main business or material business has been suspended or revoked; or the Grantee enters into business suspension and rectification, receivership, dissolution, bankruptcy declaration and similar procedures; and

(5)  The financial or operating condition of the Grantee suffers a material adverse change or incurs a bad credit record; or the Grantee is involved in a dispute or administrative penalty materially and adversely affecting its debt repayment ability, or the performance of this Contract and the Specific Business Contract; or there occurs any other circumstance materially and adversely affecting the creditor’s claims or security interests of Bank of Beijing.

6.2 If an event of default with respect to the Grantee occurs under this Contract or the Specific Business Contract(s), Bank of Beijing shall be entitled to exercise the remedies for default in accordance with the contractual provisions and/or the provisions of Laws and Regulations and the Financial Rules, including without limitation: adjusting the facility amount and the Facility Term; demanding cure of breach; imposing penalty interest; enforcing security interests and liens in accordance with law; declaring all or part of the debts under this Contract or the Specific Business Contract(s) immediately due and payable; demanding payment by way of a public announcement; demanding compensation for losses and reimbursement of costs incurred by Bank of Beijing in connection with the realization of its claims and security interests (including without limitation litigation /arbitration costs, assessment/appraisal/auction and other disposition costs, attorney’s fee, investigation and evidence-taking costs, travel and accommodation expense and other reasonable expenses).

6.3 If the amounts recovered by Bank of Beijing through the exercise of its rights are in a currency different from that of the defaulted amounts of the Grantee, such amounts shall first be converted based on the exchange rate between the currency of the defaulted amounts and the currency of the recovered amounts as published by Bank of Beijing before being applied towards settlement of the creditor’s claims of Bank of Beijing, and any resultant exchange loss and costs shall be borne by the Grantee. The Grantee shall be obligated to cooperate with such currency conversion procedures.

6.4 The amounts recovered by Bank of Beijing through the exercise of its rights shall be applied towards settlement of the creditor’s claims of Bank of Beijing in the following order: (1) the costs for the realization of the creditor’s claims and security interests, and other expenses to be borne by a borrower, (2) damages, indemnities and liquidated damages, (3) penalty interest, (4) interest, (5) principal, (6) other payables, provided, however, that Bank of Beijing may change the foregoing order of payment. Where the Grantee has more than one payment becoming due and payable, it shall pay in such order as determined by Bank of Beijing.

6.5  Any party affected by a force majeure event may be released from relevant breach of contract liabilities in accordance with law if within 5 Business Days of the occurrence of such force majeure event such party furnishes to the other party a certificate issued by a competent entity to that effect. For the avoidance of doubt, the Parties acknowledge that in the event of force majeure the Grantee may be released from relevant breach of contract liabilities in accordance with law but shall remain obligated to repay the principal and interest of the utilized facility and the expenses for the realization of the creditor’s claims and security interests.

7. Governing Law and Dispute Resolution

7.1 This Contract shall be governed by the Laws and Regulations of the People’s Republic of China. Any dispute arising under or in connection with this Contract shall first be resolved by the Parties through friendly consultations, failing which, it shall be brought before the people’s court of the domicile of Bank of Beijing for adjudication.

7.2 Where the Specific Business Contract(s) and the Security Document otherwise provide for express written provisions on governing law and dispute resolution, such provisions shall prevail. Where the Specific Business Contract(s) and the Security Document do not provide for such written provisions, or such written provisions are unspecific or are legally void or have been legally revoked, the Laws and Regulations of the People’s Republic of China shall govern such Specific Business Contract(s) and such Security Document and disputes thereunder shall be brought before the people’s court of the domicile of Bank of Beijing for adjudication.

8. Miscellaneous

8.1  In the event of a conflict between the Special Agreement in Clause X hereof and the remainder of the operative text of this Contract, such Special Agreement shall prevail. The annex(es) listed in Clause U hereof is an integral part of this Contract. Unless otherwise expressly stated in writing in the operative text of this Contract or the annex(es), in the event of a conflict between the annex(es) and the operative text of this Contract, the latter shall prevail.  Each of the Specific Business Contracts, together with this Contract, constitutes an entire agreement. Unless otherwise stated herein, in the event of a conflict between a Specific Business Contract and this Contract, the Specific Business Contract shall prevail, provided that matters not provided for by the Specific Business Contract shall be dealt with in accordance with the provisions of this Contract.

8.2  Any notice or document given by a party hereunder shall be deemed duly given: (1) on the date the receiving party or its receiving agent affixes their receipt signature, if delivered in person or by an entrusted person;  (ii) on the 3rd day from posting, if delivered by express mailing service or intracity (including both the urban area of the city and its environs) registered mail; (iii) the 7th day from posting, if delivered by other means of mailing.  If the date of delivery so determined differs from the actual date of receipt or receipt signature of the receiving party, the earlier of the two dates shall prevail. For the avoidance of doubt, the Parties acknowledge that documents which are required by Bank of Beijing to be delivered by the Grantee in person shall be delivered to an authorized handling person of Bank of Beijing by a special designee of the Grantee. Any Party shall timely notify the other party of any change to its contact information. Otherwise, such other party shall have the right to treat the contact information preceding such change as valid.

8.3 Bank of Beijing may provide information related to this Contract and the Specific Business Contracts to the credit inquiry system and information database established under the authorization of competent governmental authorities.

8.4 Unless otherwise provided herein, until such information loses their confidentiality, any party hereto shall maintain in confidence the trade secrets of the other party acquired by it during the entry into and performance of this Contract as well as any other non-public information expressly required by the other party to be treated as confidential and shall not make public or disclose the same to any third party without written consent of the other party; provided however that disclosure by a party of the same under relevant Laws and Regulations or the requirements of a competent authority or its listing stock exchange, or reasonable disclosure of the same for the purposes of this Contract to such party’s auditors, financial advisors, counsel or other intermediaries (to the extent that such entities and individuals are required to assume confidentiality obligations) shall not be deemed a breach of its confidentiality obligations.

8.5 The validity of this Contract is independent of, and shall not be affected by the validity or enforceability of, any Security Document, Specific Business Contract, and any contract, agreement or undertaking.  If any provision or term of this Contract is lawfully struck down or found invalid, the validity of the remaining provisions and terms shall not be affected; and such provisions and terms shall remain in full force and effect. Failure by a party to exercise its remedies with respect to a breach of the other party shall not be deemed a waiver of such remedy or consent to such breach.

8.6 This Contract is entered into on the date hereof at the domicile of Bank of Beijing by and between the Grantee and Bank of Beijing. This Contract shall become effective upon being executed, and affixed with the common seal of each party (or their respective contract seals, as certified by a document affixed with their respective common seals), by their respective legal representative, persons-in-charge, or authorized representatives. This Contract shall be made in three copies (and in such additional copies as may be required for the completion of the notarization, security registration or other procedures). Bank of Beijing shall hold two copies and the Grantee shall hold one copy.  All of the copies shall have the same legal force and effect. If a guarantor is involved, the Grantee shall be responsible to provide a photocopy of this Contract to the guarantor, provided however that failure by the Grantee to do so shall not have any adverse effect on the creditor’s claims and security interests of Bank of Beijing.

(NO OPERATIVE TEXT BELOW)

Bank of Beijing

Enforcement Notarization Agreement

No: 0076692

4-059

C08991

Party A (Customer): Beijing Bona Film Culture Communications Co., Ltd.

Contact: Zhang Ying

Title:  Finance and Accounting

Telephone:

Fax: (N/A)

Mailing Address: F/18, Poly Plaza, Road No. 14, Dongzhimen

                           Nandajie, Dongcheng District, Beijing

Postcode: 100027

Party B (Creditor): Bank of Beijing Company Limited Chaowai Branch

Contact:  Che Yanchao

Title: Assistant to Chief of Branch

Telephone:

Fax:

Mailing Address: 20 Chaowai Dajie, Chaoyang District, Beijing

Postcode: 100020

WHEREAS, Party A and Party B have agreed to enter into the contract set forth in Article 1 hereof; and in order to ensure Party B’s timely realization of its rights and interests thereunder, Party A and Party B mutually agree to grant enforceability to such contract. NOW, THEREFORE, upon consultation and agreement, on the basis of equality and free will, Party A and Party B hereby enter into into the following for mutual observance:

Article 1  Party A and Party B of their own will and accord apply to have the following particular instrument evidencing creditor’s claims (“Relevant Contract”) subjected to enforceability-granting notarization (“Enforcement Notarization”):

Contract Name:  General Credit Facility Grant Contract

Contract No.:  0076692

Contract Date: September 15, 2010

Party A and Party B have no objections as to the amounts of the claims and debts and their term and other details set out in the Relevant Contract.

Article 2  Party A and Party B agree to apply for and complete the Enforcement Notarization hereunder with Beijing Fangyuan Notary Public Office (or such other notary public office as may be agreed by their respective representatives by affixing their signatures, “Notary Office”). The notarization fee shall be borne by Party A and shall be based on the standards fixed by the Notary Office.

Article 3  Party A and Party B hereby represent and warrant to each other and to the Notary Office that: (1) it has the qualification and capacity to enter into and perform this agreement and has obtained or completed any requisite internal and external authorizations, consents or filings to ensure that this agreement is legally binding on it; (2) the person executing this agreement on its behalf has been fully authorized and is empowered to enter into this agreement on its behalf; and (3) it has obtained full knowledge of the provisions of relevant laws, regulations, administrative rules and industry rules related to notarization in general and Enforcement Notarization in particular, has fully known and understood the implication, content and procedures, risks and liabilities, and other legal consequences arising from enforceability-granting notarization of a contractual instrument; and on such basis, it voluntarily proceeds to effect the Enforcement Notarization.

Article 4  Party A and Party B hereby confirm that the Relevant Contract shall become capable of enforcement immediately upon notarization. If the rights and interests of Party B cannot be timely and fully realized by the time of expiry of the performance term of the Relevant Contract (including expiry of the contractual term; expiry of the statutory term, or accelerated expiry of the contractual or statutory term), or if there arises any circumstance set out in the Relevant Contract under which Party B may exercise its contractual rights, Party B shall then, without notice to Party A, have the right to directly apply to the Notary Office to have the enforcement certificate issued by showing the Relevant Contract, the Enforcement Notarization certificate, the record on the coming into being of the creditor’s claims and the record on contract performance (both of which are to be issued by Party B) and shall further have the right to file an enforcement motion with the competent People’s Court on the strength of such enforcement certificate. Party A hereby undertakes that it will voluntarily and unconditionally accept such enforcement.

Article 5  Party A and Party B hereby confirm that: Upon performance of relevant obligations under the Relevant Contract, Party A shall be obligated to submit, with 2 Business Days of such performance, a photocopy of the debt satisfaction certificate obtained by it from Party B (e.g. repayment certificate) (affixed with the seal of Party A) to the Notary Office (Address and Postcode:  F/5, INN Building, 5 Dongshuijin Alley, Chaonei Dajie, Dongcheng District, Beijing 100010; Addressee: Notary Wang Ruilin; Tel: 85197505; Fax: 85197550;  the Notary Office may change the foregoing contact information by an announcement published on its website or by a notice to Party A) for record.  The Notary Office may then, without notice to Party A, verify in conjunction with Party B the debt satisfaction certificate (if any) so submitted by Party A and will treat the verification result as the factual basis with which to assess whether Party A has fully satisfied its debts under the Relevant Contract and to issue the enforcement certificate together with details of the scope of debts subjected to enforcement.  If Party A fails to timely submit an adequate debt satisfaction certificate or if the debt satisfaction certificate submitted by it contains formal or substantive deficiencies or defects or is not recognized by Party B, the Notary Office shall be entitled to form its independent judgment on the basis of the contract performance record submitted by Party B and Party A shall bear relevant risks and adverse consequences.

Article 6  Party A and Party B confirm that: The legal consequences arising from the Relevant Contract being granted enforceability shall extend to the Relevant Contract itself, the annexes thereto and other integral parts thereof, as well as any valid amendments and supplements thereto in effect from time to time (irrespective of whether such amendments or supplements have arisen automatically from contractual provisions or the provisions of laws and regulations applicable to the Relevant Contract, or have arisen from the mutual agreement of the two parties, or the exercise by a party of any contractual or statutory rights).

Article 7 If the Notary Office deems it necessary to contact Party A, it may make such contact by way of telephone, fax, letter or otherwise in accordance with the contact information set out in the preamble hereof or such contact information as then deemed valid by the Notary Office (e.g. Party A’s then registered address, legal representative or actual office or place of business) or by face-to-face inquiry. Party A shall timely inform the Notary Office of any change to its contact information. Otherwise, the Notary Office shall have the right to treat its contact information as un-changed.

Article 8  If any provision or term of this agreement is legally struck down or found invalid, the validity of the remaining provisions or terms shall not be affected. Such remaining provisions or terms shall remain in full force and effect.

Article 9  This agreement is an integral part of the Relevant Contract and constitutes a schedule thereto. This agreement prevails over the dispute resolution provisions of the Relevant Contract.  In the event of any conflict between the Relevant Contract and this agreement, this agreement shall control. Party B shall always have the right to file the application for the issuance of the enforcement certificate and the application for enforcement, irrespective of whether it has brought lawsuit or arbitration proceedings under the Relevant Contract. Party A shall not bring any lawsuit or arbitration proceedings under the Relevant Contract to oppose or prevent Party B’s applications for the enforcement certificate and for enforcement.

Article 10   This agreement is entered into on this day of September 15, 2010 at the domicile of Party B. This agreement shall become effective upon execution by both parties. This agreement shall be made in three copies. Party A, Party B and the Notary Office shall each hold one copy. All of the copies shall have the same force and effect.

Party A: Beijing Bona Film Culture Communications Co., Ltd. (seal)

Legal Representative:                                  (signature of Yu Dong)

(or authorized representative)

Party B: Bank of Beijing (seal)

Legal Representative:                                  (signature)

(or authorized representative)